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                                                                   Exhibit 23.17


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 11, 1999, except for Notes 1 and 8, as to which the dates are May 12, 1999 and June 22, 1999, respectively, with respect to the combined financial statements of Fanch Cable Systems (comprised of components of TWFanch-one Co. and TWFanch-two Co.) included in Amendment No. 2 to the Registration Statement on Form S-1 and related Prospectus of Charter Communications, Inc. for the registration of Class A common stock.


                                       /s/ ERNST & YOUNG LLP

Denver, Colorado

September 20, 1999